UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): May 14, 2003

                             HEAVENEXPRESS.COM, INC.
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               (Exact Name of Registrant as Specified in Charter)
                                     Florida
                                     -------
                 (State or Other Jurisdiction of Incorporation)

                                    333-95549
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                            (Commission File Number)

                                   65-0974212
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                      (I.R.S. Employer Identification No.)

              2531 S.E. 14th Street, Pompano Beach, Florida 33062
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             (Address of Principal Executive Offices)     (Zip Code)

                                 (954) 782-4547
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              (Registrant's Telephone Number, Including Area Code)

     This Current Report on Form 8-K is filed by Heavenexpress.com, Inc., a Florida corporation (the "Registrant"), in connection with the matters described herein.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

     (a) A change in control of the Registrant occurred on or about May 14, 2003. On such date, Charles Scheuerman, Vice President, Director and beneficial owner of 4,000,000 shares of common stock of the Registrant, representing 49% of the outstanding shares of common stock of the Registrant, acquired beneficial ownership of an additional 3,800,000 shares of common stock of the Registrant from Saundra Sharpe, Chairman and Chief Executive Officer of the Registrant. As a result of the acquisition, Mr. Scheuerman owns 7,800,000 shares of common stock, representing 96% of the outstanding shares of common stock of the Registrant.

     Since the Registrant's inception, Mr. Scheuerman, at the request of Ms. Sharpe, made working capital loans to the Registrant that total $37,255. The loans were unsecured, due on demand and bore interest at an annual rate of 12%. Due to a long-term illness, Ms. Sharpe was unable to develop the business plan or raise additional capital for the Registrant. As a result, the Registrant was unable to repay the loans. On or about May 14, 2003, Mr. Scheuerman and Ms. Sharpe agreed for Mr. Scheuerman to take possession of and title to her 3,800,000 shares of common stock in exchange for forgiveness of all amounts owed by the Company and for paying off the current accounts payable of $9,200. At that point in time there was no active trading market for the shares, and only a bid price of $.02 per share existed. The fair market value of her shares was highly speculative. At this time, Ms. Sharpe also resigned as Chairman and Chief Executive Officer of the Registrant for the same health reasons.

     There were no arrangements or understandings between Mr. Scheuerman and Ms. Sharpe and their associates with respect to the election of directors or other matters.

     (b) The Registrant knows of an arrangement, the operation of which may at a future date result in a change in control of the Registrant. As previously reported on an amended Current Report on Form 8-K, dated July 31, 2003 and filed with the Commission on August 1, 2003 (the "Amended Current Report on Form 8-K"), the Registrant has entered into a Plan of Exchange, dated June 26, 2003 (the "Plan of Exchange") with Guangdong Golden Sand & Green Land Ecology And Environment Protection Development Co., Ltd., a corporation organized under the laws of the People's Republic of China ("Golden Sand"), as amended by a First Amended Plan of Exchange, dated July 31, 2003 (the "First Amended Plan of Exchange"), pursuant to which the Registrant will acquire Golden Sand in an exchange transaction, Golden Sand will become a subsidiary of the Registrant, and the shareholders of Golden Sand will acquire control of the Registrant.

     Pursuant to and at the closing of the First Amended Plan of Exchange, the Golden Sand Shareholders will exchange all their shares of capital stock for 50,000,000 shares of common stock of the Registrant, or 98% of the Registrant's then to be outstanding common stock. Also, at the closing of the First Amended Plan of Exchange, the Golden Sand Shareholders will receive 1,000,000 shares of convertible preferred stock from the Registrant as additional consideration for the exchange described herein, so that upon closing they will own 50,000,000 shares of common stock and 1,000,000 shares of convertible preferred stock, or 99% of the common shares then to be issued and outstanding on a fully diluted basis. Upon completion of the exchange, Golden Sand will become a wholly-owned subsidiary of the Registrant.

     The First Amended Plan of Exchange contemplates that the exchange transaction will not immediately be consummated, but will close in escrow pursuant to a First Amended Escrow Agreement dated July 31, 2003 (the "First Amended Escrow Agreement"). The First Amended Escrow Agreement provides that the exchange transaction shall be consummated when and if (i) all necessary filings are made with and approvals obtained from the Securities and Exchange Commission and other state regulatory authorities to effect the exchange transaction, (ii) the Registrant effects a change of its name from Heavenexpress.com, Inc. to Golden Sand Eco-Protection, Inc., and (iii) the Registrant effects a change of its ticker symbol to such new ticker symbol as Golden Sand shall designate. The Registrant has agreed to use its best efforts to insure that the escrow conditions under the First Amended Escrow Agreement will be satisfied as promptly as practicable so that the closing deliveries under the First Amended Escrow Agreement will occur and a change of control of the Registrant will happen as soon as possible. The date on which the last of the escrow conditions is satisfied and a change of control of the Registrant will occur is referred to herein as the "Closing Date".

     The Amended Current Report on Form 8-K, as well as other filings associated with the execution of the First Amended Plan of Exchange correctly reported the beneficial ownership of shares of Registrant's common stock owned by Charles Scheuerman. In each case, it is reported that he is the beneficial owner of 7,800,000 shares of common stock of the Registrant.

CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THE FIRST
AMENDED PLAN OF EXCHANGE WILL RESULT IN A CHANGE IN CONTROL OF THE REGISTRANT.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEAVENEXPRESS.COM, INC.



By /s/ Charles Scheuerman
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       Charles Scheuerman
       Chairman



By /s/ Saundra Sharpe
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       Saundra Sharpe
       Former Chief Executive Officer